Exhibit 10.1

THIRD SUPPLEMENTAL AGREEMENT

DATED 2 FEBRUARY 2016

BETWEEN

MGM CHINA HOLDINGS LIMITED

MGM GRAND PARADISE, S.A.

MGM GRAND PARADISE (HK) LIMITED

SUPEREMPREGO LIMITADA

MGM - SECURITY SERVICES, LTD.

AND

BANK OF AMERICA, N.A.

as Facility Agent

relating to a credit agreement originally dated 27 July 2010,

as first amended and restated by a supplemental agreement dated 22 October 2012,

such amendments being effective as of 29 October 2012 and as further amended and restated by a second supplemental agreement dated 9 June 2015, such amendments being effective as of 12 June 2015

Allen & Overy

CONTENTS

Clause		Page

1.	Interpretation	2
2.	Amendments	2
3.	Conditions Precedent	2
4.	Representations	2
5.	Guarantee	3
6.	Fees	3
7.	Indemnity	3
8.	Miscellaneous	3
9.	Governing Law	4

Schedule

Amendments to the Second Amended and Restated Credit Agreement		5

Signatories		2

THIS AGREEMENT is dated 2 February 2016 and made

BETWEEN:

(1)	MGM CHINA HOLDINGS LIMITED (the Company);

(2)	MGM GRAND PARADISE, S.A. (MGMGP);

(3)	MGM GRAND PARADISE (HK) LIMITED, SUPEREMPREGO LIMITADA and MGM - SECURITY SERVICES, LTD. as original guarantors (the Original Guarantors); and

(4)	BANK OF AMERICA, N.A. as facility agent for and on behalf of the other Finance Parties under and as defined in the Second Amended and Restated Credit Agreement defined below (in this capacity, the Facility Agent).

BACKGROUND

(A)	MGMGP, MGM Grand Paradise (HK) Limited and Superemprego Limitada entered into a HK$7,410,000,000 credit agreement dated 27 July 2010 (the Existing Credit Agreement).

(B)	On 2 June 2011 the Company acceded to the Existing Credit Agreement as an Additional Guarantor.

(C)	On 22 October 2012 MGMGP, the Company and the Facility Agent, amongst others, entered into a supplemental agreement (the First Supplemental Agreement) which amended and restated the Existing Credit Agreement (as amended by the First Supplemental Agreement, such amendments being effective as of 29 October 2012, the First Amended and Restated Credit Agreement).

(D)	On 6 February 2015, MGM Security Services, Ltd. acceded to the First Amended and Restated Credit Agreement as an Additional Guarantor.

(E)	On 9 June 2015 MGMGP, the Company and the Facility Agent, amongst others, entered into a second supplemental agreement (the Second Supplemental Agreement) which amended and restated the First Amended and Restated Credit Agreement (as amended by the Second Supplemental Agreement, such amendments being effective as of 12 June 2015, the Second Amended and Restated Credit Agreement).

(F)	The Facility Agent delivered a letter dated 8 January 2016 to the Lenders (the Amendment Request Letter), asking the Lenders to respond to the Company’s and MGMGP’s request that the Lenders consent to certain amendments to the Second Amended and Restated Credit Agreement described therein.

(G)	The Parties agree that on the Third Effective Date (as defined below) the Second Amended and Restated Credit Agreement will be amended on the terms, and subject to the conditions, of this Agreement.

(H)	Pursuant to clause 26.1 (Procedure) of the Second Amended and Restated Credit Agreement, the Majority Lenders (as defined in the Second Amended and Restated Credit Agreement) have consented to the amendments to the Second Amended and Restated Credit Agreement contemplated by this Agreement. Accordingly, the Facility Agent is authorised to execute this Agreement on behalf of the Finance Parties.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

(a)	In this Agreement:

Amended Credit Agreement means the Second Amended and Restated Credit Agreement as amended by this Agreement.

Third Effective Date means the date upon which the Facility Agent issues the Third Effective Date Notice pursuant to paragraph (b) of Clause 2 (Amendments).

Third Effective Date Notice has the meaning given to that term in paragraph (b) of Clause 2 (Amendments).

(b)	Capitalised terms defined in the Second Amended and Restated Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

1.2	Construction

The provisions of clause 1.2 (Construction), 1.4 (Third Parties) and 36 (Enforcement) of the Second Amended and Restated Credit Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Second Amended and Restated Credit Agreement are to be construed as references to this Agreement.

2.	AMENDMENTS

(a)	Subject to paragraph (b) below, the Second Amended and Restated Credit Agreement will be amended from the Third Effective Date in the manner set out in the Schedule (Amendments to the Second Amended and Restated Credit Agreement).

(b)	The Second Amended and Restated Credit Agreement will not be amended by this Agreement unless the Facility Agent notifies the Company and each Lender that it has received all of the documents and evidence set out in Clause 3 (Conditions precedent) below in form and substance satisfactory to the Facility Agent (the Third Effective Date Notice). The Facility Agent must issue the Third Effective Date Notice as soon as reasonably practicable.

3.	CONDITIONS PRECEDENT

The conditions precedent to be delivered to the Facility Agent by the Company in accordance with paragraph (b) of Clause 2 (Amendments) above are:

(a)	an executed copy of this Agreement; and

(b)	evidence that all fees, costs and expenses then due and payable from the Company in connection with this Agreement and the amendments contemplated herein have been paid.

4.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in clause 16 (Representations and Warranties) of the Second Amended and Restated Credit Agreement on the date of this Agreement and on the Third Effective Date, in each case as if references to the Second Amended and Restated Credit Agreement are references to the Amended Credit Agreement with reference to the facts and circumstances then existing and in each case as if references to the Second Effective Date are references to the Third Effective Date.

5.	GUARANTEE

Each Obligor, with effect on and from the Third Effective Date:

(a)	confirms its acceptance of the Amended Credit Agreement;

(b)	agrees that it is bound as an Obligor by the terms of the Amended Credit Agreement; and

(c)	(if a Guarantor) confirms that the guarantee given by it or created under a Finance Document will:

(i)	continue in full force and effect; and

(ii)	extend to the liabilities and obligations of the Obligors to the Finance Parties under the Finance Documents (including the Amended Credit Agreement).

6.	FEES

By no later than the Third Effective Date, the Company shall pay to the Facility Agent (for the account of each relevant Lender) to the account notified to the Company by the Facility Agent for this purpose, a fee of:

(a)	(in respect of each Lender that provided its consent to the Facility Agent pursuant to the Amendment Request Letter on or before 5:00 p.m. (Hong Kong time) on 22 January 2016) 0.40 per cent. flat; and

(b)	(in respect of each Lender that provided its consent to the Facility Agent pursuant to the Amendment Request Letter after 5:00 p.m. (Hong Kong time) on 22 January 2016 and on or prior to 5:00 p.m. (Hong Kong time) on 29 January 2016) 0.25 per cent. flat, in each case, on the aggregate amount of that Lender’s Term Loan Commitment and Revolving Credit Commitment immediately prior to the Third Effective Date.

7.	INDEMNITY

Without prejudice to any indemnity provided under the Finance Documents, each Obligor must, jointly and severally and immediately on demand by any Party (other than an Obligor), indemnify that Party against any cost (including, without limitation, legal costs), expense, loss or liability which that Party incurs in connection with, or as a consequence of, entering into this Agreement.

8.	MISCELLANEOUS

(a)	No part of this Agreement is intended to or will create a registrable Security Interest.

(b)	Each of this Agreement and the Amended Credit Agreement is a Finance Document.

(c)	Subject to the terms of this Agreement, the Second Amended and Restated Credit Agreement will remain in full force and effect and, from the Third Effective Date, the Second Amended and Restated Credit Agreement and this Agreement will be read and construed as one document.

9.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE

AMENDMENTS TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT

1.	Clause 1.1 (Definitions) is to be amended by:

(a)	inserting the following new definition after the definition of “Defaulting Lender” and before the definition of “Designated Jurisdiction”:

“Designated Accounting Date means each of the three Accounting Dates occurring on and from the last day of the first full fiscal quarter following the MGM Cotai Opening Date.”;

(b)	inserting the following new definitions after the definition of “MGM Cotai” and before the definition of “MGM Cotai Floating Charge”:

“MGM Cotai Annualised EBITDA means on a Designated Accounting Date, the MGM Cotai EBITDA accrued on and from the MGM Cotai Opening Date to that Designated Accounting Date calculated on an annualised basis.

MGM Cotai EBITDA means the EBITDA attributable to MGM Cotai.”;

(c)	deleting the definition of “Permitted Restricted Payment” in its entirety and replacing it with the following:

“Permitted Restricted Payments means Restricted Payments which:

(a)	are made at a time when:

(i)	no Default is outstanding or will result from the making of the Restricted Payment;

(ii)	the Company has delivered a Restricted Payment Certificate at least five Business Days prior to the making of that Restricted Payment or, in the case of any Restricted Payment referred to in paragraph (e) of the definition of “Restricted Payment” five days after the making of that Restricted Payment; and

(iii)	the Pro Forma Leverage Ratio does not exceed 4.00:1.00 immediately after that Restricted Payment,

provided that, notwithstanding the above, no such Restricted Payment may be made by virtue of this paragraph (a) if as a result of the making of such Restricted Payment, the aggregate amount of Restricted Payments which have been made:

(A)	during the preceding twelve month period; and

(B)	at a time when the Pro Forma Leverage Ratio was equal to or exceeded 3.50:1.00,

would be in excess of US$300,000,000 (or its equivalent) unless, after giving effect to that Restricted Payment, the Pro Forma Leverage Ratio will be less than 3.50:1.00; or

(b)	are made at a time when:

(i)	no Default is outstanding or will result from the making of the Restricted Payment;

(ii)	the Company has delivered a Restricted Payment Certificate at least five Business Days prior to the making of that Restricted Payment or, in the case of any Restricted Payment referred to in paragraph (e) of the definition of “Restricted Payment” five days after the making of that Restricted Payment; and

(iii)	the Pro Forma Leverage Ratio will exceed 4.00:1.00 immediately after that Restricted Payment,

provided that notwithstanding the above, no such Restricted Payment may be made by virtue of this paragraph (b) if as a result of the making of such Restricted Payment, the aggregate amount of Restricted Payments which have been made:

(A)	during the preceding twelve month period; and

(B)	at a time when the Pro Forma Leverage Ratio was equal to or exceeded 3.50:1.00,

would be in excess of US$150,000,000 (or its equivalent); or

(c)	constitute the repurchase by the Company of its shares to the extent necessary to counter any dilution of MGM’s ownership interests, as a result of the exercise of rights under employee share incentive plans, to ownership interest representing less than 51 per cent. ownership of the Company, provided that no Default is outstanding or will result from the making of such repurchase.”; and

(d)	deleting the definition of “Pro Forma Leverage Ratio” in its entirety and replacing it with the following:

“Pro Forma Leverage Ratio means, on any date, the ratio of:

(a)	Total Debt on the date upon which the related Restricted Payment is proposed to be made (the test date), after giving effect to any prepayment of the Facilities to be made and any additional Financial Indebtedness to be incurred or assumed on that date; to

(b)	EBITDA for the four consecutive financial quarters ending on the most recent Accounting Date falling prior to the test date (the relevant period) for which the Company’s unaudited consolidated financial statements have then been prepared, as adjusted (without duplication) by:

(i)	deducting (to the extent not already deducted) the EBITDA for the relevant period attributable to any business or asset of the Restricted Group which was disposed of during:

(A)	the relevant period; or

(B)	the period commencing on the last day of the relevant period and ending on the test date;

(ii)	adding (to the extent not already added) the EBITDA for the relevant period attributable to any business or asset of the Restricted Group which was acquired or into which investment is made during:

(A)	the relevant period; or

(B)	the period commencing on the last day of the relevant period and ending on the test date; and

(iii)	assuming that, for the purposes of calculating the Pro Forma Leverage Ratio in connection with any acquisition of, or investment in, a person which is not a member of the Restricted Group immediately prior to that acquisition or investment where that person will become a member of the Restricted Group immediately after the relevant acquisition or investment, references to:

(A)	“consolidated net income (or loss) of the Company” in the definition of “Net Income” in Subclause 18.1 (Financial covenant definitions) shall be deemed to include the net income (or loss) of that person during that period; and

(B)	“the Restricted Group” in the definitions of “Net Income” and “Total Debt” in Subclause 18.1 (Financial covenant definitions) shall be deemed to include that person as a member of the Restricted Group, provided however, that for the purposes only of calculating the Pro Forma Leverage Ratio on a date where the most recent Accounting Date falling prior to that date is a Designated Accounting Date, EBITDA shall include MGM Cotai Annualised EBITDA (without double counting) rather than MGM Cotai EBITDA.”

2.	Clause 18.1 (Financial covenant definitions) is to be amended by deleting the definition of “Leverage Ratio” in its entirety and replacing it with the following:

“Leverage Ratio means, on any Accounting Date, the ratio of:

(a)	Total Debt on that Accounting Date; to

(b)	EBITDA for the 12 month period ending on that Accounting Date,

provided however, that for the purposes only of calculating Leverage Ratio under Clause 18.3 (Leverage Ratio) on a Designated Accounting Date, EBITDA shall include MGM Cotai Annualised EBITDA (without double counting) rather than MGM Cotai EBITDA.”

3.	Clause 18.3 (Leverage Ratio) is to be amended by deleting the table of number and figures contained therein and replacing it with the following:

Accounting Date	Leverage Ratio

31 March 2016 and 30 June 2016	4.50 to 1.00

30 September 2016, 31 December 2016, 31 March 2017 and 30 June 2017	6.00 to 1.00

30 September 2017	5.50 to 1.00

31 December 2017	5.00 to 1.00

Each Accounting Date occurring on and after 31 March 2018	4.50 to 1.00

4.	Schedule 9 (Form of Restricted Payment Certificate) is to be amended by deleting the form of Restricted Payment Certificate in its entirety and replacing it with the form of Restricted Payment Certificate set out in the Annex to this Schedule.

ANNEX

FORM OF RESTRICTED PAYMENT CERTIFICATE

To:	[BANK OF AMERICA, N.A.] as Facility Agent

From:	MGM CHINA HOLDINGS LIMITED

Date:	[ ]

MGM CHINA HOLDINGS LIMITED and MGM GRAND PARADISE, S.A. – Term and Revolving Facilities Agreement in relation to HK$23,400,000,000 Term and Revolving Facilities originally dated 27 July 2010 as amended and restated on 29 October 2012 and as further amended and restated on 9 June 2015 effective as of 12 June 2015 and as further amended on 2 February 2016 effective as of      February 2016 (the Agreement)

1.	We refer to the Agreement. This is a Restricted Payment Certificate.

2.	We refer to [Insert details of relevant Restricted Payment] (the proposed Restricted Payment).

3.	We confirm that:

(a)	no Default is outstanding or would occur immediately after the making of the proposed Restricted Payment;

(b)	the Pro Forma Leverage Ratio immediately after the making of that proposed Restricted Payment will be [ ]; therefore the Pro Forma Leverage Ratio [will not][will][1] exceed 4.00:1.00;

(c)	[over the preceding 12 months, we have made the following Restricted Payments when the Pro Forma Leverage Ratio at the time was equal to or exceeded 3.50:1.00:

[                             ]

and the aggregate amount of those Restricted Payments, when aggregated with the proposed Restricted Payment, is not in excess of [US$300,000,000][US$150,000,000] 2 ;] 3 and

(d)	the Company will not be in breach of subclause 19.8 (Continuation of business of Principal Resorts) of the Agreement following the proposed Restricted Payment.

4.	We enclose the financial statements for the period upon which the EBITDA component of the Pro Forma Leverage Ratio referred to paragraph 3(b) above is based.

5.	We set out below the calculations establishing the figures in paragraph 3(b) above:

[                             ].

MGM CHINA HOLDINGS LIMITED

By:

Chief Financial Officer

Encl

[1]	Delete as applicable depending on whether Restricted Payment is being made under paragraph (a) or paragraph (b) of definition of “Permitted Restricted Payment”
[2]	Delete as applicable depending on whether Restricted Payment is being made under paragraph (a) or paragraph (b) of definition of “Permitted Restricted Payment”
[3]	Insert if Restricted Payment is made when Pro Forma Leverage Ratio is equal to or greater than 3.50:1.00

SIGNATORIES

Company

For and on behalf of

MGM CHINA HOLDINGS LIMITED

By:	/s/ Grant R. Bowie	/s/ Antonio Menano
	Grant R. Bowie	Antonio Menano

Third Supplemental Agreement

MGMGP

For and on behalf of

MGM GRAND PARADISE, S.A.

By:	/s/ Grant R. Bowie	/s/ Antonio Menano
	Grant R. Bowie	Antonio Menano

Third Supplemental Agreement

Original Guarantor

For and on behalf of

MGM GRAND PARADISE (HK) LIMITED

By:	/s/ Grant R. Bowie	/s/ Antonio Menano
	Grant R. Bowie	Antonio Menano

Third Supplemental Agreement

Original Guarantor

For and on behalf of

MGM - SECURITY SERVICES, LTD.

By:	/s/ Grant R. Bowie	/s/ Antonio Menano
	Grant R. Bowie	Antonio Menano

Third Supplemental Agreement

Original Guarantor

For and on behalf of

SUPEREMPREGO LIMITADA

By:	/s/ Grant R. Bowie	/s/ Antonio Menano
	Grant R. Bowie	Antonio Menano

Third Supplemental Agreement

Facility Agent

BANK OF AMERICA, N.A.

By:	/s/ Wynnie Lam
	Name:	Wynnie Lam
	Title:	Vice President

Third Supplemental Agreement